Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-138819, 333-153815, 333-156630) on Form S-8 of our report dated June 7, 2018 related to the financial statement of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2017, appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2018.

/s/ Plante & Moran, PLLC

Southfield, Michigan

June 21, 2019